UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland, Vermont	05701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the signing of an asset purchase agreement relating to the acquisition of substantially all of the assets used in the operation of Consolidated Waste, LLC and its relevant subsidiaries (dba “Twin Bridges”) (the “Transaction”), Casella Waste Systems, Inc. (the “Registrant” or the “Company”) entered into a Commitment Letter, dated as of June 9, 2023 (the “Unsecured Bridge Commitment Letter”), with Raymond James Bank and Stifel Bank & Trust (collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties committed, on the terms and conditions set forth in the Unsecured Bridge Commitment Letter, to provide the Registrant with unsecured bridge financing in the amount of up to $200 million (such commitments, the “Unsecured Bridge Commitments” and such financing, the “Unsecured Bridge Loan”) to fund a portion of the consideration for the Transaction and to pay fees, costs and expenses incurred in connection with the Transaction (the “Transaction Uses”).

If drawn, the 364-day Unsecured Bridge Loan shall have substantially the same affirmative and negative covenants (except no financial covenants shall apply) and events of default (except there shall be a cross-acceleration not a cross-default) as that certain Amended and Restated Credit Agreement dated as of December 22, 2021 (as amended), by and among the Registrant, certain subsidiaries of the Registrant, Bank of America, N.A. as administrative agent and lender, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Comerica Bank, Citizens Bank, N.A., and the other financial institutions from time to time party thereto (the “Senior Credit Agreement”). The applicable interest rate with respect to the Unsecured Bridge Loan will be (unless Base Rate loans plus the applicable margin is effective) Term SOFR plus an adjustment of 0.10%, plus the applicable margin of (i) 5.25%. from the date of funding such Unsecured Bridge Loan (the “Closing Date”) until the date that is 90 days thereafter, (ii) 5.75% from the date that is 91 days after the Closing Date until the date that is 180 days after the Closing Date, (iii) 6.25% from the date that is 181 days after the Closing Date until the date that is 270 days after the Closing Date, and (iv) 6.75% thereafter. The Registrant has agreed to pay certain fees to, and costs and expenses of, the Commitment Parties in connection with the Transaction, including certain fees whether or not the Unsecured Bridge Loan is funded. The aggregate commitments in respect of the Unsecured Bridge Loan shall be permanently reduced, and after the date such Unsecured Bridge Loan is funded, the Unsecured Bridge Loan shall be prepaid, without penalty or premium, in each case, dollar-for dollar, by 100% of the amount of any net proceeds received by the Registrant or its subsidiaries from any sale or issuance of (i) equity securities, and (ii) debt securities or any incurrence of new debt for borrowed money, other than certain excluded debt (such as revolver borrowings and up to $430 million of incremental term loan A/delayed draw Term loans under the Senior Credit Agreement).

The funding of the Unsecured Bridge Commitments are subject to various conditions, including (i) the consummation of the Transaction in accordance with the Asset Purchase Agreement (as defined herein) in all material respects, (ii) the execution of definitive documentation consistent with the Unsecured Bridge Commitment Letter, (iii) delivery of certain financial statements and an unaudited pro forma model of the Registrant and its subsidiaries, and (iv) other customary closing conditions. The Unsecured Bridge Commitments will terminate upon the earliest of (i) 5:00 p.m. (Eastern time) on September 7, 2023, (ii) the consummation of the Transaction without the use of the Unsecured Bridge Loan, (iii) the date on which the aggregate commitments in respect of the Unsecured Bridge Loan have been permanently reduced to zero pursuant to the terms of the Unsecured Bridge Commitment Letter and (iv) the termination of the Asset Purchase Agreement in accordance with its terms. The Unsecured Bridge Commitment Letter contains other customary terms and conditions.

The foregoing description of the Unsecured Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Unsecured Bridge Commitment Letter, a copy of which will be filed with the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2023.

Item 7.01	Regulation FD Disclosure.

On June 12, 2023, the Company issued a press release announcing that the Company has entered into an asset purchase agreement dated as June 9, 2023 (the “Asset Purchase Agreement”) in connection with the acquisition of substantially all of the assets used in the operation of Consolidated Waste, LLC and its relevant subsidiaries (dba “Twin Bridges”). Additional information regarding the acquisition is included in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 9, 2023, the Company entered into the Asset Purchase Agreement in connection with the acquisition of substantially all of the assets used in the operation of Consolidated Waste, LLC and its relevant subsidiaries (dba “Twin Bridges”) for a purchase price of approximately $219 million in cash. The proposed acquisition includes two collection operations, one transfer station, one material recovery facility (MRF), one office building that can support future growth, and several satellite properties.

Twin Bridges is a solid waste management company located in the greater Albany, New York market that provides residential, commercial, and industrial collection, transfer, and recycling processing services. The transaction is expected to close by the fourth quarter of 2023, subject to customary closing conditions, including regulatory approvals.

Safe Harbor Statement

Certain matters discussed in this Current Report on Form 8-K and Exhibit 99.1 hereto, including but not limited to, the statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction; the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results; the expected amount and timing of synergies from the proposed transaction; and the anticipated closing date for the proposed transaction are “forward-looking statements”. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.

Such risks and uncertainties include or relate to, among other things, the following: failure to satisfy all closing conditions, including receipt of regulatory approvals, that may impact closing of the transaction; the Company may not fully recognize the expected financial benefits from the acquisition due to an inability to recognize operational cost savings, market factors, landfill internalization benefits, or due to competitive or economic factors outside its control which may impact revenue and costs, or for other reasons; and the Company may be unable to achieve its acquisition goals as part of the 2024 strategic plan due to competition for attractive targets or an inability to reach agreement with potential targets on pricing or other terms.

There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K for the fiscal year ended December 31, 2022, and in other filings that the Company may make with the Securities and Exchange Commission in the future.

The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Casella Waste Systems, Inc. dated June 12, 2023.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: June 12, 2023	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer